Exhibit 10.1

FACILITY INCREASE REQUEST

June 10, 2022

Bank of America, N.A.

NC1-030-21-01

620 South Tryon Street

Charlotte, NC 28202

Attention: Jose Liz-Moncion

Telephone: (980) 387-1124

Fax: (312) 453-6498

RE: That certain Revolving Credit Agreement, dated as of November 26, 2021 by and among Goldman Sachs Middle Market Lending Corp. II, a Delaware corporation, and any Borrowers which become a party thereto pursuant to Section 2.9 thereof (the “Borrowers”), the banks and financial institutions listed on the signature pages thereof as the Lenders and each of the other lending institutions that becomes a lender thereunder (together, the “Lenders”), and Bank of America, N.A., as the Administrative Agent, the Lead Arranger, the Sole Bookrunner, the Structuring Agent, the Letter of Credit Issuer and a Lender (as the same may be modified, supplemented, amended, or amended and restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

This facility increase request (this “Request”) is executed and delivered by the Primary Borrower to the Administrative Agent pursuant to Section 2.16 of the Credit Agreement.

The Borrower hereby requests an increase in the Maximum Commitment in the amount of $60,000,000 (the “Facility Increase”) for an aggregate Maximum Commitment in the amount of $120,000,000, such Facility Increase to be effective as of June 15, 2022 (the “Facility Increase Effective Date”).1

In connection with this Request, the Borrower hereby represents, warrants and certifies to the Administrative Agent for the benefit of the Lenders that:

(a)

The representations and warranties set forth in the Credit Agreement (other than those set forth in Section 7.8 of the Credit Agreement) and the other Loan Documents are true and correct in all material respects as of the date hereof, and will be true and correct in all material respects on the Facility Increase Effective Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date and except to the extent of changes in facts or circumstances that have been disclosed in writing to the Lenders and do not constitute an Event of Default under the Credit Agreement or any other Loan Document);

[1]	Date subject to approval by the Administrative Agent.

(b)	No Default or Event of Default shall have occurred and be continuing as of the Facility Increase Effective Date;

(c)	After any request herein becomes effective the Principal Obligations will not exceed the Available Commitment;

(d)

The Borrowing Base Certificate attached hereto as Exhibit A, which constitutes an updated Exhibit A to the Credit Agreement, is true and correct as of the date hereof. In the event that any of the relevant information on such Borrowing Base Certificate changes between the date hereof and Facility Increase Effective Date, the Borrowers shall promptly deliver to the Administrative Agent corrections thereto; and

(e)

Attached hereto as Exhibit B are such documents as are required pursuant to Section 2.16(c)(ii) of the Credit Agreement relating to our authority to approve or consent to an increase in the Maximum Commitment.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows]

The undersigned hereby certifies each and every matter contained herein to be true and correct.

BORROWER:

GOLDMAN SACHS MIDDLE MARKET LENDING CORP. II, a Delaware corporation

By:	/s/ Carmine Rossetti
Name: Carmine Rossetti
Title: Authorized Signatory

Signature Page to Facility Increase Request